SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2011

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (918) 488-0828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective on July 21, 2011, the Compensation Committee of the Board of Directors of Global Power Equipment Group Inc. (the “Company”) approved a form of Restricted Share Unit Agreement (the “RSU Agreement”) to be used as the standard form of award agreement for all restricted share unit (“RSU”) grants issued to Company employees (“Grantees”) under the 2011 Equity Incentive Plan (the “Plan”) adopted at the 2011 Annual Meeting of Stockholders on May 19, 2011. A copy of the Plan was previously filed with the Securities and Exchange Commission on May 24, 2011 in a Current Report on Form 8-K and is incorporated herein by reference.

The RSU Agreement sets forth standard terms and conditions for awarding RSUs to Grantees under the Plan. Each RSU represents the right to receive one share of common stock of the Company, $0.01 par value per share, contingent on the satisfaction of the requirements for vesting:

(a) Fifty percent (50%) of the RSUs will vest annually in four equal installments on March 31 of each of the years following the grant, provided that the Grantee has remained in the continuous employ of the Company, or a subsidiary, through the applicable vesting date; and

(b) Fifty percent (50%) of the RSUs will vest annually in four equal installments on March 31 of each of the years following the grant, provided that: (i) the Grantee has remained in the continuous employ of the Company, or a subsidiary, through the applicable vesting date and (ii) the Company has met certain operating income targets for the applicable calendar year.

Any RSUs that do not vest will be forfeited.

The description of the RSU Agreement set forth herein is a summary only and is qualified in its entirety by the full text of the RSU Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Global Power Equipment Group Inc. Restricted Share Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2011

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
General Counsel, Secretary and
Vice President of Business Development

EXHIBIT INDEX

Exhibit Number	Description

10.1	Global Power Equipment Group Inc. Restricted Share Unit Agreement